Exhibit 99

  The Allied Defense Group Announces Leadership Change at SeaSpace Corporation



 Bruce Waddell Succeeds Linda Bernstein as President of SeaSpace Corporation


    VIENNA, Va., Nov. 13 /PRNewswire-FirstCall/ -- The Allied Defense Group, Inc. (Amex: ADG) announces the appointment of Bruce Waddell as President of SeaSpace Corporation, and the planned retirement of current President, Linda Bernstein. SeaSpace manufactures TeraScan(R) hardware and software products that provide customers with timely and accurate satellite-derived weather and environmental information. The transition is effective December 1, 2003.

    Mr. Waddell has been Allied's Vice President for Strategic Planning and Corporate Development since January 2001 and is a former Director. Previously, he was an executive with GE and Avery Dennison. He led the effort to bring SeaSpace into the Allied organization in 2002.

    Linda Bernstein, current President of SeaSpace Corporation, will retire after a distinguished sixteen-year career with the firm, as she requested when Allied acquired SeaSpace in July of 2002. SeaSpace founder Dr. Robert L. Bernstein will remain as Chief Technical Officer as planned.

    Major General (Ret.) John G. Meyer, Jr., The Allied Defense Group's Chief Executive Officer, said, "Linda Bernstein has our gratitude for her leadership and the smooth transition of SeaSpace into the Allied family. Mrs. Bernstein served the industry creatively and tirelessly for nearly two decades. Under her co-leadership, SeaSpace garnered a number of industry firsts and government recognition for exceptional performance.

    Major General (Ret.) Meyer continued, "Mr. Waddell brings the strategic vision and business acumen to carry on the tradition of excellence and propel the SeaSpace organization to even greater achievements. Bruce's talents and leadership skills are the right fit for this business at the right time. Allied acquired SeaSpace Corporation as an anchor in the Environmental Security and Safety Segment and anticipates further growth in this segment."

    Mr. Waddell said, "I have high confidence in, and expectations for, the SeaSpace team at this dynamic time in our industry. The market is loaded with both opportunity and challenge. The SeaSpace team is a world class group, and, with Allied's backing, fully capable of capitalizing on those opportunities and addressing the challenges that exist. Under the leadership of Linda and Robert Bernstein, SeaSpace has established a reputation as a world leading provider of remote-sensing ground stations and industry standard software. Their TeraScan(R) systems support satellites such as RADARSAT, TERRA, AQUA, DMSP, NOAA and GOES. Allied made an important investment in SeaSpace and intends to provide the team with an opportunity to continue to lead the segment and break new ground. I'm honored to have the opportunity to work with Robert Bernstein and the SeaSpace team."


    About The Allied Defense Group, Inc. (formerly Allied Research
Corporation)

    The Allied Defense Group, Inc. is a diversified international defense and security firm which: develops and produces conventional ammunition marketed to defense departments worldwide; designs, produces and markets sophisticated electronic and microwave security systems principally for European and North American markets; manufactures battlefield effects simulators and other training devices for the military; and designs and produces state-of-the-art weather and navigation software, data, and systems for commercial and military customers.

    For more Information, please visit the Company web site:
www.allieddefensegroup.com


    Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.


    CONTACT: Crystal B. Leiderman (Bedwell), Manager, Investor Relations, +1-800-847-5322, or Jim Drewitz, Investor Relations, +1-972-355-6070, both of The Allied Defense Group, Inc.



SOURCE  The Allied Defense Group, Inc.
    -0-                             11/13/2003
    /CONTACT: Crystal B. Leiderman (Bedwell), Manager, Investor Relations, +1-800-847-5322, or Jim Drewitz, Investor Relations, +1-972-355-6070, both of The Allied Defense Group, Inc./
    /Web site:  http://www.allieddefensegroup.com/
    (ADG)

CO:  Allied Defense Group, Inc.; SeaSpace Corporation; Allied Research
     Corporation
ST:  Virginia
IN:  ARO CPR STW TLS
SU:  PER